Exhibit 99.1
Immediate Release	For Further Information Contact:
Monday, May 3, 2010	Robert E. Phaneuf
Vice President - Corporate Development
(918) 632-0680

RAM ENERGY RESOURCES REPORTS FIRST QUARTER 2010 RESULTS

•	Higher Hydrocarbon Prices and Improvement in Key Cost Components Drive 1Q2010 Net Income to $2.4 Million, or $0.03 Per Share
•	63% Oil and NGL Production Mix Drives Strong EBITDA Result in 1Q2010
•	1Q2010 EBITDA increased 34% to $15.7 million compared to 1Q2009

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced first quarter 2010 earnings results that included strong EBITDA driven by higher hydrocarbon prices and an improvement in key costs compared to the year-ago quarter.

RAM Reports 1Q2010 Net Income of $2.4 Million

For the quarter ended March 31, 2010, RAM reported net income of $2.4 million, or $0.03 per share, based upon 78.0 million diluted weighted average shares outstanding compared to a net loss of $29.4 million, or $0.38 per share, on 77.3 million shares outstanding in the first quarter of 2009.  The 2009 quarter results included the recognition of a non-cash impairment of the carrying value of oil and gas properties of $47.6 million ($30.3 million after tax).

Higher Prices and Reduction in Key Costs Drive EBITDA Increase of 34%

EBITDA for the first quarter 2010 was $15.7 million, 34% above the $11.8 million in the first quarter of 2009.  The combination of higher hydrocarbon prices, lower lease operating expenses and lower general and administrative expenses during the first quarter more than offset production decreases.  The production decrease in this year’s quarter is attributable to limited natural gas drilling activity in 2009 reflecting low natural gas prices and weather-related downtime in this year’s first quarter.  Free cash flow was $11.3 million, or $0.14 per diluted share outstanding, for the first quarter 2010 compared to $8.2 million, or $0.11 per diluted share outstanding, for the same quarter in 2009.

Production

Sixty-three percent of RAM’s production mix and approximately 78% of oil and gas sales were derived from oil and natural gas liquids (NGL).  The average price of oil in the first quarter of 2010 of $75.83 per barrel was 96% above that of the year-ago quarter.  Similarly, the average price of NGLs increased 138% over the first quarter of last year.   The average price of natural gas was $5.07 per Mcf in the first quarter of the current year compared to $3.86 per Mcf last year.  The benefit derived from higher average prices for oil, NGLs and natural gas partially compensated for the previously disclosed impact to production from decreased natural gas drilling in 2009 and severe winter weather early in this year’s first quarter, lifting oil and gas sales to $29.8 million in the first quarter compared to sales of $19.1 million in the similar quarter last year.  This year’s first quarter 2010 production of 566,000 BOE was 14% below that of production in the prior year’s quarter.  Severe winter weather is estimated to have reduced first quarter 2010 production by approximately 45,000 – 50,000 BOE.

Costs and Expenses

Production expenses were $13.99 per BOE in the first quarter of 2010, or a total of $7.9 million, 9% lower on a BOE basis than the $15.39 per BOE, or a total of $10.1 million, in the previous year’s quarter.  Production taxes, which are based on realized prices at the wellhead for most of the company’s production in this year’s first quarter, were a total of $1.6 million compared to $872,000 during the first quarter of 2009, principally as a result of higher hydrocarbon prices.  On a per BOE basis, production taxes were $2.82 per BOE in this year’s first quarter, 112% above the $1.33 per BOE in last year’s first quarter.  Production taxes as a percent of oil and natural gas sales were 5.3% in the current year’s quarter compared to 4.6% of sales in the year-ago quarter.  General and administrative expenses for the first quarter of 2010 were reduced to $3.8 million from $4.3 million in last year’s first quarter resulting from the collection of certain past due receivables and lower health and welfare costs.  Interest expense for the first quarter of 2010 increased by $2.0 million, or 56%, to $5.6 million compared to the prior year’s first quarter interest expense of $3.6 million.  The increase in total interest expense recorded is due principally to a higher blended interest rate of approximately 8.1% in the current quarter compared to a blended interest rate of 4.9% in last year’s quarter.  Total debt at March 31, 2010 was $247.0 million, down 5.3% from the $260.7 million level at the end of the 2009 first quarter.  Over the past year, available cash flow in excess of capital expenditures and proceeds of asset sales applied to debt reduction along with a positive impact to EBITDA from the rebound in oil and NGL prices and reductions to expenses during the past several quarters has allowed the company’s leverage ratio, a measure of debt to last twelve months of EBITDA, to decline to 3.97 times from the previous quarter’s 4.22 times.

First Quarter 2010 Capital Spending

Oil and gas related capital expenditures totaled approximately $7.8 million in the first quarter, of which approximately $7.5 million was allocated to lower risk development and exploitation activities and $308,000 for the acquisition of proven properties.  RAM participated in the drilling of 21gross (16.1 net) wells during the quarter, of which 10 gross (10 net) were completed and capable of commercial production, while the remainder were in the process of drilling, testing or completing at the end of the period.  RAM continues to expect to fund its 2010 total non-acquisition capital budget of $50.0 million with cash flow from internal sources and the sale of unspecified non-core assets.

First Quarter 2010 Conference Call

The company’s teleconference call to review first quarter results will be broadcast live on a listen-only basis over the internet on Tuesday, May 4, at 8:00 a.m. Central Daylight Time.  Interested parties may access the webcast by visiting the RAM Energy Resources, Inc. website at www.ramenergy.com.  The teleconference may be accessed by dialing 866.788.0542 (domestic) or 857.350.1680 (international) and providing the call identifier “36423069” to the operator.  An audio replay will be available until May 11, 2010 by dialing 888.286.8010 (domestic) or 617.801.6888 (international) and using pass code “61878980”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this release, other than statements of historical facts, that address estimates of planned non-acquisition capital spending, NYMEX prices of oil, natural gas, NGLs and company realizations, the impact of oil and gas derivatives, drilling activities, estimates of the impact of weather on production and the company’s production mix and events or developments that the company expects or believes are forward-looking statements.  Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC.  The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

About RAM Energy Resources

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of crude oil and natural gas.  Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME.  For additional information, visit the company website at www.ramenergy.com.

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2010	2009
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$ 19,488	$ 11,258
Natural gas	6,429	6,050
NGLs	3,931	1,748
Total oil and natural gas sales	29,848	19,056
Realized gains (losses) on derivatives	(898)	7,878
Unrealized gains (losses) on derivatives	1,935	(1,007)
Other	36	85
Total revenues and other operating income	30,921	26,012

OPERATING EXPENSES:
Oil and natural gas production taxes	1,594	872
Oil and natural gas production expenses	7,920	10,085
Depreciation and amortization	6,714	8,282
Accretion expense	382	404
Impairment	-	47,613
Share-based compensation	686	541
General and administrative, overhead and other expenses, net of
operator's overhead fees	3,770	4,345
Total operating expenses	21,066	72,142
Operating income (loss)	9,855	(46,130)

OTHER INCOME (EXPENSE):
Interest expense	(5,635)	(3,608)
Interest income	2	20
Other expense	(9)	(433)
EARNINGS (LOSS) BEFORE INCOME TAXES	4,213	(50,151)
INCOME TAX PROVISION (BENEFIT)	1,795	(20,793)
Net earnings (loss)	$ 2,418	$ (29,358)

BASIC EARNINGS (LOSS) PER SHARE	$ 0.03	$ (0.38)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	77,997,063	77,290,832

DILUTED EARNINGS (LOSS) PER SHARE	$ 0.03	$ (0.38)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	77,997,063	77,290,832

RAM Energy Resources, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 101	$ 129
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($50 at December 31, 2009)	12,473	12,585
Joint interest operations, net of allowance of $606 ($641 at December 31, 2009)	525	1,303
Other, net of allowance of $48 ($48 at December 31, 2009)	243	193
Prepaid expenses	1,835	1,970
Deferred tax asset	3,612	3,531
Inventory	3,762	3,900
Other current assets	29	27
Total current assets	22,580	23,638
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	709,901	702,502
Other property and equipment	9,509	9,337
	719,410	711,839
Less accumulated depreciation, amortization and impairment	(469,177)	(462,541)
Total properties and equipment	250,233	249,298
OTHER ASSETS:
Deferred tax asset	29,938	31,573
Derivative assets	783	-
Deferred loan costs, net of accumulated amortization of $3,446 ($2,924 at December 31, 2009)	4,175	4,697
Other	1,955	1,956
Total assets	$ 309,664	$ 311,162
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable:
Trade	$ 12,546	$ 15,697
Oil and natural gas proceeds due others	9,841	10,113
Other	409	636
Accrued liabilities:
Compensation	1,774	2,664
Interest	2,935	2,933
Income taxes	832	655
Other	10	10
Derivative liabilities	3,655	4,471
Asset retirement obligations	713	711
Long-term debt due within one year	149	126
Total current liabilities	32,864	38,016
DERIVATIVE LIABILITIES	-	358
LONG-TERM DEBT	246,880	246,041
ASSET RETIREMENT OBLIGATIONS	26,778	26,363
OTHER LONG-TERM LIABILITIES	10	10
COMMITMENTS AND CONTINGENCIES	900	900

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 82,086,674 and 80,748,674, shares issued,
78,128,753 and 76,951,883 shares outstanding at March 31, 2010 and December 31, 2009, respectively	8	8
Additional paid-in capital	223,643	222,979
Treasury stock - 3,957,921 shares (3,796,791 shares at December 31,2009) at cost	(6,513)	(6,189)
Accumulated deficit	(214,906)	(217,324)
Stockholders' equity (deficit)	2,232	(526)
Total liabilities and stockholders' equity (deficit)	$ 309,664	$ 311,162

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Cash Flows
 (in thousands)
(unaudited)

	Three months ended March 31,
	2010	2009
OPERATING ACTIVITIES:
Net income (loss)	$ 2,418	$ (29,358)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation and amortization	6,714	8,282
Amortization of deferred loan costs and Senior Notes discount	522	299
Non-cash interest	765	-
Accretion expense	382	404
Impairment	-	47,613
Unrealized (gain) loss on derivatives and premium amortization	(967)	1,290
Deferred income tax provision (benefit)	1,554	(20,785)
Share-based compensation	686	541
Gain on disposal of other property, equipment and subsidiary	(23)	(15)
Changes in operating assets and liabilities
Accounts receivable	840	1,756
Prepaid expenses, inventory and other assets	272	832
Derivative premiums	(990)	(579)
Accounts payable and proceeds due others	(3,650)	(4,944)
Accrued liabilities and other	(888)	(1,903)
Income taxes payable	177	(156)
Asset retirement obligations	-	(112)
Total adjustments	5,394	32,523
Net cash provided by operating activities	7,812	3,165
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(7,821)	(13,258)
Proceeds from sales of oil and natural gas properties	458	210
Payments for other property and equipment	(254)	(127)
Proceeds from sales of other property and equipment	4	23
Net cash used in investing activities	(7,613)	(13,152)
FINANCING ACTIVITIES:
Payments on long-term debt	(10,034)	(5,042)
Proceeds from borrowings on long-term debt	10,131	15,000
Stock repurchased	(324)	(6)
Net cash (used in) provided by financing activities	(227)	9,952
DECREASE IN CASH AND CASH EQUIVALENTS	(28)	(35)
CASH AND CASH EQUIVALENTS, beginning of period	129	164
CASH AND CASH EQUIVALENTS, end of period	$ 101	$ 129
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$ 64	$ 149
Cash paid for interest	$ 4,347	$ 3,450
DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Asset retirement obligations	$ 35	$ 1,002
Payment-in-kind interest	$ 765	$ -

RAM Energy Resources, Inc.
Production by Area

				Mature	Mature
	Developing Fields			Oil Fields*	Natural Gas Fields
Three Months Ended March 31, 2010	South Texas	Barnett Shale	Appalachia	Various	Various	Total
Aggregate Net Production
Oil (MBbls)	13	2	-	218	24	257
NGLs (MBbls)	35	31	-	13	19	98
Natural Gas (MMcf)	541	172	14	56	486	1,269
MBoe	139	61	2	240	124	566

Three Months Ended March 31, 2009
Aggregate Net Production
Oil (MBbls)	19	2	-	251	18	290
NGLs (MBbls)	29	35	-	20	20	104
Natural Gas (MMcf)	519	238	23	119	668	1,567
MBoe	134	77	4	291	149	655

Change in MBoe	5	(16)	(2)	(51)	(25)	(89)
Percentage Change in MBoe	3.7%	-20.8%	-50.0%	-17.5%	-16.8%	-13.6%

*Includes Electra/Burkburnett, Allen/Fitts and Layton fields.

RAM Energy Resources, Inc.
Production and Prices Summary

	Three months ended
	March 31,
	2010	2009

Production volumes:
Oil (MBbls)	257	290
NGLs (MBbls)	98	104
Natural gas (MMcf)	1,269	1,567
Total (MBoe)	566	655

Average sale prices received:
Oil (per Bbl)	$75.83	$38.75
NGLs (per Bbl)	$40.11	$16.86
Natural gas (per Mcf)	$5.07	$3.86
Total per Boe	$52.73	$29.08

Cash effect of derivative contracts:
Oil (per Bbl)	$(3.84)	$14.98
NGLs (per Bbl)	$0.00	$0.00
Natural gas (per Mcf)	$0.07	$2.25
Total per Boe	$(1.59)	$12.03

Average prices computed after cash effect
of settlement of derivative contracts:
Oil (per Bbl)	$71.99	$53.73
NGLs (per Bbl)	$40.11	$16.86
Natural gas (per Mcf)	$5.14	$6.11
Total per Boe	$51.14	$41.11

Cash expenses (per Boe):
Oil and natural gas production taxes	$2.82	$1.33
Oil and natural gas production expenses	$13.99	$15.39
General and administrative	$6.66	$6.63
Interest	$7.68	$5.02
Taxes	$0.11	$0.23
Total per Boe	$31.26	$28.60

Cash Flow per Boe	$19.88	$12.51

RAM Energy Resources, Inc.
Modified EBITDA, Free Cash Flow and Adjusted Net Income
 ( non-GAAP measures)
(unaudited)

Non-GAAP Financial Measures

Modified EBITDA, a non-GAAP measure, is determined by adding the following to net income (loss): interest expense, income taxes, depreciation, amortization, accretion, share-based compensation, impairment charges, unrealized gains or losses on derivatives and MTM settlement charges.  Free cash flow is also a non-GAAP measure representing Modified EBITDA after adjustments for the cash portion of interest and income taxes.  Adjusted net income is a non-GAAP measure which excludes the income tax affected impact of unrealized derivative gains or losses, MTM settlement charges and impairment charges on GAAP income. These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP).  These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

Free Cash Flow
$000s, except per share amounts
Restated
	Qtr Ended	Qtr Ended
	3/31/2010	3/31/2009

Modified EBITDA:
Net income (loss)	$ 2,418	$ (29,358)
Plus: Interest expense	$ 4,348	$ 3,309
Plus: PIK interest	$ 765	$ -
Plus: Amortization of deferred loan costs	$ 522	$ 299
Plus: Depreciation, amortization and accretion	$ 7,096	$ 8,686
Plus: Share-based compensation	$ 686	$ 541
Plus: Income tax provision (benefit)	$ 1,795	$ (20,793)
Plus: MTM escrowed legal settlement proceeds	$ -	$ 448
Plus: Impairment charges	$ -	$ 47,613
Less: Unrealized (gain) loss on derivatives	$ (1,935)	$ 1,007

Modified EBITDA	$ 15,695	$ 11,752

Less:

Cash paid for interest	$ 4,347	$ 3,450
Cash paid for income tax	$ 64	$ 149

Free cash flow	$ 11,284	$ 8,153

Weighted average shares outstanding - basic	77,997	77,291
Weighted average shares outstanding - diluted	77,997	77,291

Free cash flow per share - basic	$ 0.14	$ 0.11
Free cash flow per share - diluted	$ 0.14	$ 0.11

Adjusted net income: (1)
Net income (loss)	$ 2,418	$ (29,358)

Plus: Tax affected impairment charge	$ -	30,327

Plus: Tax affected settlement charge	$ -	278

Plus: Tax affected unrealized (gain) loss on derivatives	(1,200)	624

Adjusted net income	$ 1,218	$ 1,871

Weighted average shares outstanding - basic	77,997	77,291
Weighted average shares outstanding - diluted	77,997	77,291

Adjusted net income per share - basic	$ 0.02	$ 0.02
Adjusted net income per share - diluted	$ 0.02	$ 0.02

(1) Comparability between years is partially compromised due to the differing tax rates associated with each period.